UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 30, 2006

DIASYS CORPORATION
(Exact name of small business issuer as specified in its charter)

Delaware	0-24974	06-1339248
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 West Main Street, Waterbury, CT 06702
(Address of principal executive offices)

203-755-5083
(Registrant's telephone number, including area code)

81 West Main Street, Waterbury, CT 06702
(Former name or former address, if changed since last report)

________________________________________

Check the appropriate box below if the form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 30, 2006, DiaSys Corporation (the "Company") received a letter from staff of the American Stock Exchange (the "AMEX") advising that the Company was not in compliance with the AMEX's listing requirements (contained in Section 1003(a)(ii) of the AMEX Company Guide) in that it had shareholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years. The Staff indicated an intent to immediately initiate delisting proceedings.

The Company does not believe that it will be able to meet such listing requirements during its current fiscal year, ending June 30, 2006, and has elected not to appeal the AMEX staff determination. The Company's common stock has been submitted for trading on the NASD bulletin board. The Company intends to resign from the AMEX at such time as the bulletin board listing is approved.

ITEM 9.01	Financial Statements and Exhibits

(c) A copy of the Company's press release dated February 2, 2006 is field herewith as Exhibit 99.1.
SIGNATURES

In accordance with the requirements of the Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.
DIASYS CORPORATION
Date: February 2, 2006	/s/ Gregory Witchel
Gregory Witchel Chief Executive Officer